                              AMENDED AND RESTATED
                                OPTION AGREEMENT


              THIS AMENDED AND RESTATED OPTION AGREEMENT (the "Agreement"), is made and entered into as of February 17, 1995, by and between CHARLES TOWN RACING LIMITED PARTNERSHIP, a West Virginia limited partnership ("Racing"), CHARLES TOWN RACES, INC., a West Virginia corporation ("CTR", Racing and CTR are herein collectively referred to as "Optionor"), and PNGI CHARLES TOWN GAMING LIMITED LIABILITY COMPANY, a West Virginia limited liability company ("PCTG").

              WHEREAS, Racing is the owner of the fee simple interest, and CTR is the owner of the tenancy interest, in approximately two hundred fifty (250) acres of real property and improvements thereon located in Jefferson County, West Virginia, known as the Charles Town Race Track and Shenandoah Downs and a right of first refusal on approximately two hundred fifty acres of adjacent property, described in Annex 1 attached hereto, together with certain tangible and intangible personalty more particularly described below (collectively the "Property") and CTR leases such Property from Racing;

              WHEREAS, PCTG is interested in acquiring the Property for the purpose of continuing thoroughbred horse racing and legally operating video lottery terminals thereon;

              WHEREAS, on or about February 17, 1995, Optionor granted to a third party an option to purchase the Property, which option was subsequently assigned to Bryant Development Company ("BDC"), and further assigned by BDC to PCTG; and

              WHEREAS, Optionor and PCTG desire to amend and restate the option on the terms and conditions set forth herein.

              NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

              1. Grant of Option. Subject to and under the terms, covenants and conditions hereinafter set forth, Optionor hereby grants to PCTG the exclusive right and sole option (the "Option") to purchase Optionor's entire fee and leasehold interest in the real estate constituting the Property and all personalty relating to the operation of the Property and service contracts, trade names (including but not limited to "Charles Town Race Track" and "Shenandoah Downs"), equipment (including but not limited to trucks, tractors, tote boards, starting gates, grandstands, and the like) relating thereto, and a right of first refusal on approximately two hundred fifty acres of adjacent property except for certain apartment buildings owned by Racing in Berkeley County, West Virginia, the Property's general manager's automobile and house on Belvedere Avenue in Charles Town, and any cash on hand or in any bank accounts, for the purchase price of Eighteen Million Dollars ($18,000,000). Said purchase price shall be reduced, dollar for dollar, by (i) any sales proceeds received as a result of any transfer of a portion of the Property permitted by Section 4(c) below, (ii) $1.60 for each $1 borrowed by Optionor under that certain line of credit (the "Line") under those certain loan documents (the "Loan Documents") between Optionor and PCTG (it being understood that only the receipt of funds by Optionor upon its request under the Line, and not the mere execution of the Line, will reduce the purchase price, and it being further understood that the reduction in the purchase price shall not in any manner affect Optionor's obligation to repay such indebtedness pursuant to the terms and provisions of the Loan Documents; (iii) all amounts of principal and interest outstanding under the Line as of the Closing Date; and (iv) any payments made pursuant to
Section 11 below. Subject to the terms hereof, this Option is irrevocable and coupled with an interest.

              2. Registered Holder; Extension; Termination. Optionor acknowledges and agrees that (a) PCTG is the sole holder of the Option; and (b) that the prior holders of this Option and PCTG have, prior to the date hereof, made aggregate payments to Optionor in the sum of Seven Hundred Fifty Thousand Dollars ($750,000) and the Option Period has been extended until December 31, 1996 (the "Extension Date"); and (c) upon the recording of this Agreement in accordance with Section 6 hereof, PCTG will be the sole record holder of the Option. The Agreement contained in subsections (a) and (c) are based solely upon Optionors review of that certain Second Assignment of Option dated as of March 29, 1996 by and between BDC and PCTG and its assumption that said assignment is valid, binding and enforceable. Such payments are non-refundable unless Optionor fails to convey title to the Property in the condition it is in as of the date hereof, less and except any monetary encumbrances, liens, accrued taxes, and the like or Optionor is otherwise in breach of this Agreement. This Option shall terminate at 11:59 P.M. Eastern Standard Time on the Extension Date, unless the November 5, 1996 referendum fails (or if the question of permitting video lottery games in Jefferson County, West Virginia is not placed on the ballot for the referendum), in which case the Option shall remain outstanding and may be exercisable at any time during which the Line is outstanding or PCTG has any obligation to make loans to Optionor under the Loan Documents, whether by extension, default or otherwise, notwithstanding anything to the contrary contained or implied in this Agreement or in any other agreement between or among the parties hereto (the date the Option terminates is referred to herein as the "Termination Date");

              3. Method of Exercise. The Option may be exercised by delivery of written notice to Optionor at any time from the date hereof to the Termination Date (the "Option Period") and fixing a date not more than sixty (60) days in advance for the closing of title to the Property and the other items set forth in Section 8 below. In the event the Option is exercised, Optionor shall sell and PCTG shall purchase the Property and the parties will otherwise consummate the transactions contemplated hereby on the terms and conditions set forth herein and in the Related Agreements (as defined in Section 8 below).




              4. Representations, Warranties and Covenants of Optionor. Optionor hereby represents, warrants and covenants to PCTG to the best of Optionor's actual knowledge and belief as provided herein. "Optionor's actual knowledge" means the actual knowledge of D. Keith Wagner, Chief Operating Officer of CTR, as of the date hereof.

                    (a) Good Title; Acreage. Optionor is seized of fee simple title to the real estate portion of the Property, and is the sole owner of and has authority to convey and transfer all Property, rights, and benefits which are the subject matter of this Agreement, subject only to the exceptions set forth in Schedule 4(a) hereto (the "Permitted Exceptions"). The Property includes approximately two hundred fifty (250) acres of land, more or less Any liens either on real estate or personalty or other monetary title exceptions shall be paid by Optionor at closing.

                    (b) Litigation; Compliance with Laws. Optionor has no knowledge, nor has Optionor received any notice, of any actual or pending litigation or proceeding by any organization, person, individual or governmental agency against Optionor with respect to the Property, or any part thereof, nor does Optionor know of any basis for any such action; and Optionor has no knowledge, nor has Optionor received any notice, of any violations of law, municipal or county ordinances, or other legal requirements with respect to the Property, or any part thereof, or with respect to the use, occupancy or construction thereof, nor does Racing know of any basis for such violations. Optionor has no knowledge of any proceeding to change such currently applicable laws and regulations.

                    (c) No Other Transfers. Other than the Permitted Exceptions, or documents executed with the prior written consent of PCTG, Optionor has not executed and will not execute any document or instrument granting, conveying assigning, or otherwise transferring, or in which Optionor has agreed to grant, convey, assign, or otherwise transfer, all or any part of Optionor's interest in the Property. PCTG hereby consents to the sale of approximately 100,000 square feet of land situated at State Route 17 and US Route 340. Notwithstanding the foregoing, after providing PCTG with prior written notice, Optionor may encumber the Property with additional deeds of trust and UCC liens subject to the restrictions set forth in Section 11 below and may execute options on the Property to third parties provided the same are expressly subordinate to this Agreement

                    (d) Condemnation. There is no pending or threatened condemnation proceeding with respect to all or any portion of the Property by any governmental authority having the power of eminent domain, nor is there any contemplated sale of all or any portion of the Property proposed to be made in lieu of any such pending or threatened condemnation or eminent domain proceeding. In the event of a condemnation, PCTG shall have the option of terminating this Agreement or proceeding to closing with an assignment of any condemnation proceeds or claims therefor.

                    (e) Environmental. No portion of the Property contains any hazardous substance or hazardous waste, as said terms are used in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. subsections 9601 et seq., the Resources Conservation and Recovery Act, as amended, 42 U.S.C. subsections 6901 et seq., or any West Virginia environmental protection statute.

                    (f) Solvency. Neither Optionor nor any of Optionor's general partners has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any of its or their creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all, of its or their assets; or (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its or their assets; or (v) admitted in writing its inability to pay its debts as they come due; (vi) made an offer of settlement, extension or composition to its creditors generally.

                    (g) Leases. There are no written leases with respect to the Property except (i) the unrecorded year-to-year lease (the "Lease") between Racing and CTR dated January 1, 1992, amended January 1, 1993, and no subleases or agreements with respect thereto (except collateral assignments in favor of One Valley Bank, Inc.); and (ii) Concert Rental and Exclusive Option with IMP, Inc. dated May 17, 1993, as amended July 27, 1994, and which terminates on December 31, 1999 (the "IMP Agreement"). Optionor shall not execute any other leases or amend or extend the above leases without the consent of PCTG, except for (i) annual renewals of the Leases; or (ii) after prior written notice to PCTG, extension of the IMP Agreement in each case for not more than twelve months. The Lease shall be terminated as of the closing of the transfer of the Property to PCTG, and PCTG shall have no liability (whether for lease payments accrued prior to the date of such termination or otherwise), in connection with the Lease.

                    (h) Service Contracts. There are no operating contracts with respect to the Property ("Service Contracts") with affiliates of Optionor.

                    (i) Insurance. Optionor has and will maintain such casualty insurance policy as may be required by the Optionor's institutional lender, and, from the date hereof through closing, PCTG will be an additional insured, loss payee and notice party thereunder (provided PCTG will bear any cost associated with it being included in such coverage). In the event of a casualty to the Property, PCTG shall have the option of terminating this Agreement or proceeding to closing with an assignment of insurance proceeds or claims therefor.

                    (j) Taxes. Optionor shall pay all real estate taxes and other taxes accrued with respect to the Property through the date of closing upon the sooner of (i) closing, or (ii) such times pending closing as may be necessary to avoid a loss of title to the Property.

                    (k) Authorization; Consent. Optionor is properly organized and in good standing in the State of West Virginia, and has the full corporate or partnership (as applicable) authority to enter into and perform its respective obligations under this Agreement and the transactions contemplated hereby. Optionor has taken all corporate and/or partnership actions necessary to authorize execution and performance of this Agreement and the Related Agreements, and the persons executing this Agreement and the Related Agreements on its behalf have full authorization to do so. All necessary consents from third parties, including but not limited to Optionor's lenders, have been obtained. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Optionor is subject, or any provision of the charter or bylaws or of the Certificate of Limited Partnership or the Partnership Agreement of Optionor (as applicable), or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which Optionor is a party or by which Optionor is bound or to which any of Optionor's assets is subject, and which is to be assigned to PCTG hereunder or under any Related Agreement; or (iii) result in the imposition of any Lien upon any of Optionor's assets.

                    (l) Operating License. Optionor will take all commercially reasonable actions necessary or appropriate to operate the Property as Charles Town Race Track pending closing, and to maintain in good standing all licenses and permits necessary for same.

                    Optionor shall take no actions inconsistent with the foregoing pending closing of the transaction contemplated by this Agreement, and will promptly notify PCTG of any fact which renders the above inaccurate. All representations and warranties herein shall be true and correct as of the date of closing, and shall survive recordation of the deed to the Property and the closing of the transactions contemplated by this Agreement. The representations and warranties contained in this Agreement (including any Schedules hereto) and in the Related Agreements (including any schedules thereto) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or therein not misleading.

              5.    Inspection Rights.

                    (a) The physical condition of the Property shall be "as is, where is." Optionor's only obligations with respect to same shall be to provide routine maintenance and repairs as may be necessary for continued operation. During the Option Period, PCTG and PCTG's experts, engineers and consultants shall have the right and opportunity to conduct reasonable studies of the Property, including, but not limited to, review of the records possessed by Optionor relating to the use, occupancy, operation, and physical condition of the Property. Within three (3) business days from the commencement of the Option Period, Optionor shall either deliver to PCTG, or make available to PCTG or PCTG's experts, engineers and consultants during normal business hours, at the Property, documents relating to the Property, including but not limited to the following to the extent the same are in the custody or control of Optionor:

                          (i) Current  tenant roll,  existing  leases and rental
              agreements, side letters, occupancy agreements, licenses or other agreements affecting the use and occupancy of the Property, existing mortgages and trust deeds, and insurance policies.

                          (ii) Accounting records, property tax bills, and copies of tax returns filed for the previous two calendar years and the current year to date, actual utility bills and other original bills or invoices for goods and services rendered to the Property.

                      (iii) Environmental site assessments.

                        (iv) Litigation files, plans and
           specifications, and statement of receivables and payables.

                          (v)   Engineering surveys and reports.

                          (vi)  Building material design surveys for
              asbestos-containing materials.

                        (vii) Title reports and surveys.

                          (viii)      Service Contracts.

                          (ix)  Leases.

                          (x)   Such other records as PCTG may
              reasonably request.

                          (xi) Promptly after execution of this Agreement, Optionor shall, at the request of PCTG order and deliver to PCTG an owner's title insurance commitment from Lawyers Title Insurance Corporation on current ALTA form for the real estate portion of the Property. Optionor shall pay for the cost of its attorneys certifying title to Lawyers Title Corporation and PCTG shall pay for the premiums for issuance of any final policy and any cancellation fee if such final policy is not purchased prior to the expiration of the commitment.

The information provided by Optionor to PCTG in connection with the foregoing shall not intentionally contain any untrue statement of a material fact or intentionally omit to state any material fact or other relevant information necessary in order to make the information provided not misleading or incomplete.

                    (b) During the Option Period, PCTG and PCTG's experts, engineers and consultants shall have the opportunity with the prior written consent of Optionor not to be unreasonably withheld:

                          (i) To inspect the structural condition of the Property and all major components thereof, including, without limitation, heating, air conditioning, roof, elevators, utility systems, appliances, and conduct such geological and soil tests and engineering studies as Showboat shall require.

                      (ii) To inspect the personal property
                           inventory of the Property.

                          (iii) To  commission  a survey by a licensed  asbestos
              removal contractor regarding the cost of removal or encapsulation of asbestos from the Property (if applicable).

                          (iv) To  commission a survey by a licensed  contractor
              regarding the cost of installation of a sprinkler system in the Property (if applicable).

                          (v) To  inspect  such other  aspects  of the  physical
              elements of the Property, and make all such other inquiries of third parties, including governmental authorities, as PCTG and PCTG's experts, engineers and Consultants deem necessary or appropriate with respect to the Property.

                    (c) PCTG may terminate this Agreement on the basis of its findings during the Option Period by giving notice of such termination to Optionor prior to the expiration of the Option Period or any permitted extension thereof. In the event of such termination not, Optionor may retain any consideration paid by PCTG hereunder and the parties shall have no further obligation to each other except for obligations hereunder which expressly survive such termination.

                    (d) PCTG hereby indemnifies and holds Optionor harmless from and against any and all loss, cost, damage, liability or expense (including reasonable attorneys' fees) arising from the activities of PCTG, its agents, employees, contractors and consultants, at or with respect to the Property during the Option Period. The terms of this indemnification shall survive expiration or termination of this Agreement.

              6. Recordation. PCTG may, at its expense, record a memorandum of this Agreement in the land records of Jefferson County, West Virginia in a form reasonably acceptable to Optionor. In the event the Option is not exercised or closing fails to occur as provided herein, PCTG shall execute an appropriate release to remove said memorandum from such land records.

              7. Disclosure. Neither PCTG nor Optionor shall disclose to third parties (other than their respective counsel, accountants, lenders and other professionals working on the acquisition) any proprietary or otherwise confidential information disclosed by the other pursuant to this Agreement and the transactions contemplated hereby. PCTG shall advise Optionor of the groups that shall have access to the due diligence information, and Optionor shall not unreasonably withhold its consent to such groups having access to such information. The parties agree that such information shall not be disclosed to Martin & Seibert, L.C. unless such disclosure is required by law.

              8. Closing. At Closing, taxes (which shall be re-prorated when actual tax bills are available), rents, operating costs and the like shall be pro-rated, and Optionor shall deliver or take the following actions:

                    (a) A special warranty deed and bill of sale for the Property; cancel the Lease; assign all Service Contracts which shall be assumed if not Cancelable; execute a mechanic's lien affidavit in favor of the PCTG or its title insurer;

                    (b) An operating transition agreement in form and substance agreed to by the parties hereto;

                    (c)   Optionor shall deliver a certificate
recertifying all representations set forth in Section 4 hereof; and

                    (d) Optionor shall do all things and execute and deliver all documents reasonably necessary to consummate the transaction contemplated by this Agreement, but limited solely to Optionor's obligations set forth herein.

Transfer stamps shall be shared equally. Each party shall bear its own attorney's fees.

              9. No Liabilities Transferred. Except as otherwise expressly provided herein or in any Related Agreement, Optionor shall not transfer, and PCTG shall not assume, any obligations or liabilities with respect to the Property or otherwise with respect to Optionor or Optionor's business.

              10. Notices. All notices, demands, requests, consents, approvals, or other communications required or permitted to be given hereunder or which are given with respect to this Agreement ("Notices") shall be in writing, and shall be deemed to have been given (i) when delivered personally, (ii) by telecopy (provided that a confirmation copy is sent by the means set forth in (iii) or (iv) below within twenty-four (24) hours), or (iii) one (1) business day after being sent by confirmed air courier, or (iv) three (3) business days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid. All Notices shall be addressed as follows:

              To PCTG:          William Bork, President
                                Penn National Gaming, Inc.
                                c/o Wyomissing Professional Center
                                825 Berkshire Boulevard, Suite 203
                                Wyomissing, PA  19610
                                Telecopy Number: (610) 376-2842

              Copy to:          Robert P. Krauss, Esquire
                           Mesirov Gelman Jaffe Cramer
                                   & Jamieson
                               1735 Market Street
                           Philadelphia, PA 19103-7598
                         Telecopy Number: (215) 994-1111

              To Racing:  D. Keith Wagner, President
                               Charles Town Races
                               Post Office Box 551
                        Charles Town, West Virginia 25414
                         Telecopy Number: (304) 725-6979

              Copy to:          Michael Keller, Esquire
                                Bowles Rice McDavid Graff & Love
                                105 West Burke Street
                                P.O. Box 1419
                                Martinsburg, West Virginia  25401
                                Telecopy Number:  (304) 267-3822

or to such other address as such party shall have specified most recently by like Notice. Any Notices given or delivered by other means shall not be effective.

              11. Deeds of Trust. Optionor represents and warrants to PCTG that the only deeds of trust affecting the Property as of the date hereof are those of record in favor of One Valley Bank, Inc. and PCTG (the "Existing Deeds of Trust"). Optionor covenants to give PCTG prompt notice of any event of default or notice of default with respect to the Existing Deeds of Trust. Optionor irrevocably authorizes PCTG to contact any lender with respect to the Existing Deeds of Trust (or subsequent lenders provided below) from time to time, either in PCTG's own name or as Optionor's attorney-in-fact, (i) as to whether Optionor is in default thereunder, and (ii) to cure any such default if PCTG so chooses. The costs of any such cure, together with incidental expenses including but not limited to reasonable attorneys fees (the "Cure Costs") shall, at PCTG's sole option, (i) be credited, dollar for dollar, against the purchase price set forth in Section 1 hereof in the event PCTG exercises the Option or (ii) be repaid by

Optionor on demand, together with interest thereon at the lesser of (X) the prime rate as reported in the Wall Street Journal from time to time plus 4% and
(Y) the maximum rate of interest allowed by law. Optionor shall execute such letters to such lenders in confirmation of this section, and such documents as may be necessary to create a security interest in and to the Property in favor of PCTG to adequately secure monies paid pursuant to this provision as PCTG may request. Said security instrument shall be executed promptly upon request following such payment. Optionor shall not suffer any liens on the Property other than Permitted Exceptions except that Optionor may encumber the Property with additional deeds of trust provided that (i) PCTG receives prior written notice of such deeds of trust, and (ii) the total deeds of trust on the Property, including any Existing Deeds of Trust, at any one time shall not exceed Ten Million Dollars ($10,000,000).

              12. Remedies. In the event Optionor fails to perform its obligations hereunder, including failure to convey the Property at closing, PCTG shall be entitled to maintain an action for specific performance to compel such transfer and/or maintain an action for money damages. In the event a representation or warranty in Section 4 hereof is false when made or re-certified and the misrepresentation was made willfully and intentionally for the purpose of fraudulently obtaining the Option money, then, Optionor shall be liable for all consideration paid for the Option or any extension thereof together with such other money damages as may be available at law. The parties acknowledge that the representations made in Section 4 hereof were made by D. Keith Wagner in his capacity as an officer of CTR only, and he shall not be named as a party in any lawsuit hereunder unless he is a general partner of Racing and it is necessary to name him in order to maintain an action against Racing.

              13.   Time.  Time is of the essence.

              14. Governing Law. The law of West Virginia shall govern this Agreement.

              15. Assignment. This Agreement is binding upon the parties, their successors and assigns.

              16. Final Agreement. This Agreement is the final understanding of the parties and all prior or contemporaneous negotiations are merged herein. This Agreement may not be modified except in writing signed by all parties. This Agreement is not intended to and shall not modify, amend or supersede the Loan Documents entered into in connection with a certain line of credit previously entered into between Optionor and PCTG, or that certain Cooperation Agreement previously entered into between Optionor and PCTG.

              17. Severability. In the event that a court of competent jurisdiction determines that one or more provisions of this Agreement are not enforceable, such provision or provisions shall be deemed to be severed from this Agreement and the remaining terms hereof shall be accorded full force and effect.

              18. Press Releases and Public Announcements. Neither PCTG nor Optionor shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other; provided however, Penn National Gaming, Inc. may make any public disclosure it deems appropriate in connection with its status as a public company or that it believes is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case Penn National Gaming, Inc. will use its best efforts to advise Optionor prior to making the disclosure and to provide Optionor the opportunity to comment upon the disclosure).

              WITNESS the hand and seal of the parties as of the date and year first above written.


                                PNGI CHARLES TOWN GAMING LIMITED
                                LIABILITY COMPANY

                                By:  PENN NATIONAL GAMING OF WEST
                                      VIRGINIA, its Managing Member



                                By:/s/ William Bork(SEAL)
                                            WILLIAM BORK
                                 Its: President


                                CHARLES TOWN RACING LIMITED PARTNERSHIP

                                By:   D.K.W. INC., its general partner


                                By: /s/ D. Keith Wagner(SEAL)
                                       D. KEITH WAGNER
                                 Its: President


                            CHARLES TOWN RACES, INC.


                                By: /s/ Rodger Ramey (SEAL)
                                   ROGER RAMEY
                                 Its: President

STATE OF West Virginia  )
                        )
COUNTY OF Berkeley      )


              Before me, a notary public in and for the above jurisdiction, appeared D. KEITH WAGNER, President of D.K.W. Inc., known to me to a general partner of Charles Town Racing Limited Partnership, a West Virginia limited partnership, and acknowledged that he executed the within instrument as his act and deed and the act and deed of said partnership.


(SEAL)                                  /s/ Deborah Grissinger
                                      ------------------------------------
                                      Notary Public in and for
                                      the State of West Virginia

                                      Deborah Grissinger
                                      Name printed or typed
                                      My commission expires:April 14, 2003


STATE OF West Virginia  )
                        )
COUNTY OF Jefferson     )


              Before me, a notary public in and for the above jurisdiction, appeared ROGER RAMEY, known to me to be the President of Charles Town Races, Inc., a West Virginia corporation, and acknowledged that he executed the within instrument as his act and deed and the act and deed of said corporation.


(SEAL)                                  /s/ Charlotte L. Burner
                                      ------------------------------------
                                      Notary Public in and for
                                      the State of West Virginia

                                      Charlotte L. Burner
                                      Name printed or typed
                                      My commission expires:November 1, 2001

STATE OF West Virginia  )
                        )
COUNTY OF Berkeley      )


              Before me, a notary public in and for the above jurisdiction, appeared WILLIAM BORK, known to me to be the President of Penn National Gaming of West Virginia, Inc., Managing Member of PNGI Charles Town Gaming Limited Liability Company, a West Virginia limited liability company, and acknowledged that he executed the within instrument as his act and deed and the act and deed of said company.


(SEAL)                                  /s/ Deborah Grissinger
                                      ------------------------------------
                                      Notary Public in and for
                                      the State of West Virginia

                                      Deborah Grissinger
                                      Name printed or typed
                                      My commission expires:April 14, 2003